Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1.	Registration Statement (Form S-3 No. 333-123913) of BJ’s Restaurants, Inc.,

2.	Registration Statement (Form S-8 No. 333-125899) pertaining to the 2005 Equity Incentive Plan of BJ’s Restaurants, Inc.,

3.	Registration Statement (Form S-8 No. 333-172703) pertaining to the 2005 Equity Incentive Plan of BJ’s Restaurants, Inc.,

4.	Registration Statement (Form S-3 No. 333-139333) of BJ’s Restaurants, Inc.,

5.	Registration Statement (Form S-3 No. 333-158392) of BJ’s Restaurants, Inc.,

6.	Registration Statement (Form S-8 No. 333-206066) pertaining to the 2005 Equity Incentive Plan of BJ's Restaurants, Inc. and,

7.	Registration Statement (Form S-8 No. 333-233039) pertaining to the Equity Incentive Plan, as amended, of BJ's Restaurants, Inc.

8.	Registration Statement (Form S-3 No. 333-237813) of BJ's Restaurants, Inc.

of our reports dated March 1, 2021, with respect to the consolidated financial statements of BJ’s Restaurants, Inc. and the effectiveness of internal control over financial reporting of BJ’s Restaurants, Inc. included in this Annual Report (Form 10-K) of BJ’s Restaurants, Inc. for the year ended December 29, 2020.

/s/Ernst & Young LLP

Irvine, California

March 1, 2021